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                             THE MUSICLAND GROUP, INC.
                            MUSICLAND STORES CORPORATION


                                    $150,000,000

                  9_% Series A Senior Subordinated Notes Due 2008

                                 Purchase Agreement

                                   April 1, 1998



                            DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION

                            BT ALEX. BROWN INCORPORATED

                              NATIONSBANC MONTGOMERY
                                   SECURITIES LLC


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                                    $150,000,000

                  9_% Series A Senior Subordinated Notes Due 2008

                            of THE MUSICLAND GROUP, INC.

                                 PURCHASE AGREEMENT


                                             April 1, 1998


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY
     SECURITIES LLC
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

     The Musicland Group, Inc, a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), BT Alex. Brown Incorporated ("BT"), and NationsBanc Montgomery Securities LLC ("NBMS") (each, an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS") an aggregate of $150,000,000 in principal amount of its 9_% Series A Senior Subordinated Notes due 2008 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantor (as defined below) and Bank One, NA, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be guaranteed (the "GUARANTEES") by Musicland Stores Corporation (the "GUARANTOR"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The


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Company and the Guarantor have prepared a preliminary offering memorandum, dated
March 13, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated April 1, 1998 (the "OFFERING MEMORANDUM"), relating to the Series A Notes and the Guarantees.

Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (the "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN,
     THE HOLDER:

               (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Act)(a "QIB") OR IT HAS ACQUIRED THIS
          NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT,

               (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR
          (vi) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY


                                          3
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          STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

               (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A at a purchase price equal to 96.631514% of the principal amount thereof (the "PURCHASE PRICE").


     3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 99.211% of the principal amount thereof. Such price may be changed at any time without notice.


     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights


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Agreement).  Pursuant to the Registration Rights Agreement, the Company and the
Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 9_% Series B Senior Subordinated Notes due 2008 (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

     4.   DELIVERY AND PAYMENT.


          (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of the Company or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. Minneapolis, Minnesota time, on April 6, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "CLOSING DATE."

          (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5. AGREEMENTS OF THE COMPANY AND THE GUARANTOR. Each of the Company and the Guarantor hereby agrees with the Initial Purchasers as follows:

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          (a)   To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company and the Guarantor shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantor shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to each Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

          (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

          (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that neither the Company nor the Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (f) During the period as and to the extent the Company or the Guarantor, as the case may be, may be required by applicable law or by the rules of any exchange or securities association upon which any of the Company's or the Guarantor's securities are listed or quoted, to mail to the record holders of the Securities (i) within 90 days after the end of each

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     fiscal year of the Company or the Guarantor, as the case may be, a financial report of the Company or the Guarantor, as the case may be, and its subsidiaries on a consolidated basis, and a similar financial report of all unconsolidated subsidiaries, if any, all such financial reports to include a consolidated balance sheet as at the end of the preceding fiscal year, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity covering such fiscal year, together with comparable information as of the end of and for the preceding fiscal year, and all to be in reasonable detail and examined and reported on by independent certified public accountants for the Company or the Guarantor, as the case may be, and (ii) within 45 days after the end of each quarterly fiscal period of the Company or the Guarantor, as the case may be, (except for the last quarterly period of each fiscal year) copies of the consolidated statement of operations and statement of cash flows for that period, and the consolidated balance sheet as of the end of that period, of the Company or the Guarantor, as the case may be, and its subsidiaries, and the income statement, statement of changes in financial condition and balance sheet of each unconsolidated subsidiary, if any, of the Company or the Guarantor, as the case may be, as at the end of and for that period, together with comparable information as at the end of and for the same quarterly fiscal period of the preceding fiscal year.

          (g) During the periods referred to in paragraph (f), to furnish to you as soon as available a copy of each report of the Company or the Guarantor, as the case may be, or other publicly available information which the Company or the Guarantor, as the case may be, shall mail or otherwise make available to the security holders of the Company or the Guarantor, as the case may be, or shall file with the Commission and such other publicly available information concerning the Company or the Guarantor, as the case may be, and its subsidiaries as you may reasonably request.

          (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company and the Guarantor are not subject to
     Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or

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     cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantor under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantor and accountants of the Company and the Guarantor in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto,) (v) the cost of printing certificates representing the Series A Notes and the Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC),
     (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood that, except as set forth herein, the Initial Purchasers shall pay their own expenses in connection with the Initial Purchase and Exempt Resales of the Series A Notes.

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          (j)   To use its best efforts to effect the inclusion of the Series A
     Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantor to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or the Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or the Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

          (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

          (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees.

          (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and guarantees thereof by the Guarantor registered pursuant to the Act to be offered in exchange for the Series A Notes and the Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees.

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          (r)   To use the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Offering Memorandum.

     6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTOR. As of the date hereof, each of the Company and the Guarantor represents and warrants to, and agrees with, the Initial Purchasers that:

          (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 6(a), 6(b), 6(c) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) The Guarantor, the Company and each of their respective subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to carry on their respective businesses and to own or lease and operate their respective properties as described in the Offering Memorandum, and each of the Guarantor, the Company and their respective subsidiaries owns or possesses all licenses and permits necessary for the conduct of its respective business and the ownership, leasing and operation of its properties, except such licenses and permits as to which the failure to own or possess such licenses and permits will not in the aggregate have a material adverse effect on the financial condition, earnings or business of the Company; and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified will not have a material adverse effect on the financial condition, earnings or business of the Company. All the outstanding shares of capital stock or other securities evidencing equity ownership of each subsidiary of the Guarantor have been duly and validly authorized and issued and are

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     fully paid and non-assessable, and are owned by the Guarantor free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature other than those created relating to the shares of capital stock of the Company pursuant to the Loan Documents (as defined in the Credit Agreement dated as of October 7, 1994, as amended, among the Company, the Guarantor, the various lenders party thereto from time to time and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement")). There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of cpital stock or other equity interest in any such subsidiary except for the warrants issued pursuant to the Warrant and Registration Rights Agreement dated as of June 16, 1997 among the Guarantor and the Investors listed therein, and options issued pursuant to the Guarantor's stock option plans.

          (c) The Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchasers against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company or the Guarantor, as the case may be, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (d) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as
     (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (e) The Guarantee to be endorsed on the Series A Notes by the Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as
     (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

          (f) The Guarantee to be endorsed on the Series B Notes by the Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as
     (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

          (g) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (h) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

          (i) Neither the Guarantor, the Company nor any of their respective subsidiaries is in violation of its charter documents or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other material indenture, instrument or agreement to which the Guarantor, the Company or any of their respective subsidiaries is a party or which binds the Guarantor, the Company or any of their respective subsidiaries or any of their respective property. Neither the Guarantor, the Company nor any of their respective subsidiaries is in material violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject. The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees, compliance by the Guarantor and the Company with all provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby will not violate or conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under (i) the charter documents or by-laws of the Guarantor, the Company or any of their respective subsidiaries, or (ii) any bond, debenture, note or other evidence of indebtedness or any other material indenture, instrument or agreement to which the Guarantor, the Company or any of their respective subsidiaries is a party or which binds the Guarantor, the Company or any of their respective subsidiaries or any of their respective property, or (iii) (assuming compliance with all applicable state securities or Blue Sky laws in the several states in which the Notes will be offered or sold) any law, regulation or ruling or any order, judgment or decree to which the Guarantor, the Company or any of their respective subsidiaries or any of their respective property may be subject.

          (j) Except for permits and similar authorizations required under the securities or Blue Sky laws of the several states in which the Notes and Guarantee will be offered or sold, no authorization, consent, approval, license or other order of any regulatory body, administrative agency or other governmental body is required for the valid issuance, sale and delivery of the Notes to the Initial Purchasers as contemplated by this

     Agreement; no consents or waivers from the holders of the Guarantor's or the Company's capital stock or debt securities are required to consummate the transactions contemplated hereby other than such consents and waivers as have been obtained.

          (k) Each contract, lease or document of a character described in the Offering Memorandum is so described; the descriptions thereof or references thereto are accurate in all material respects; and each contract, lease or document so described is in full force and effect in accordance with its respective terms.

          (l) Each of the Guarantor, the Company and their respective subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it. All leases to which the Guarantor, the Company or any of their respective subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Guarantor and its subsidiaries taken as a whole, and the Guarantor and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Guarantor or such subsidiary. Each of the Guarantor, the Company and their respective subsidiaries has all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, and neither the Guarantor, the Company nor any of their respective subsidiaries has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Guarantor and its subsidiaries, taken as a whole.

          (m) The accountants who have certified the financial statements of the Guarantor and its subsidiaries as a part of (or incorporated by reference in) the Offering Memorandum are independent accountants as required by the Act. The consolidated financial statements of the Guarantor and its subsidiaries included in the Offering Memorandum comply in all material respects with the requirements of the Act and present fairly the financial position and results of operation of the Guarantor and its consolidated subsidiaries at the respective dates and for the respective periods specified. All such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods (except as otherwise noted).

          (n) Since the dates as of which information is given in the Offering Memorandum, except as otherwise stated or contemplated therein (i) there has been no material adverse change in the financial condition of the Guarantor or any of its subsidiaries, or in their earnings or business affairs, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Guarantor or any of its subsidiaries, other than the transactions in the ordinary course of business, that are material to the Guarantor, (iii) neither the Guarantor nor any of its subsidiaries has incurred any obligation, contingent or otherwise, that is material to the Guarantor, (iv) there has been no change in the capital stock or debt of the Guarantor or any of its subsidiaries and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (o) Each of the Guarantor and the Company has corporate power and authority to enter into and perform this Agreement and to issue, sell and deliver the Notes and the Guarantees to be sold by the Company and the Guarantor, respectively, hereunder; this Agreement has been duly authorized, executed and delivered by the Guarantor and the Company and is a valid and binding agreement of the Guarantor and the Company except as rights to indemnity and contribution hereunder may be limited under applicable federal and state securities laws.

          (p) Each of the Guarantor, the Company and their respective subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (including trade secrets, and other proprietary and confidential information, systems or procedures) necessary to conduct the businesses now operated by it as described in the Offering Memorandum; and neither the Guarantor, the Company nor any of their respective subsidiaries has received any notice of infringement of or conflict with (and no officer or director of the Guarantor knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          (q) Each of the Guarantor, the Company and their respective subsidiaries maintains reasonably adequate insurance.

          (r) There is not now pending or, to the knowledge of the Guarantor's officers, threatened, any litigation, action, suite or proceeding, including any such litigation, action, suit or proceeding related to environmental matters or related to discrimination on the basis of age, sex, religion or race, to which the Guarantor or any of its subsidiaries is or will be a party before or by any court or governmental agency or body, which might result in any material adverse charge in the business, prospects, financial condition or results of operation of the Guarantor and its subsidiaries, taken as a whole, or might materially and adversely affect the property or assets of the Guarantor and its subsidiaries, taken as a whole, and no labor disturbance by the employees of the Guarantor or any of its subsidiaries exists or is imminent which might be expected to adversely affect the conduct of the business, financial condition or results of operation of the Guarantor and the officers of the Guarantor are not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers wich may be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects of the Guarantor and its subsidiaries, taken as a whole.

          (s) To the knowledge of the officers of the Guarantor neither the Guarantor nor any of its subsidiaries has violated any environmental, safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Guarantor and its subsidiaries, taken as a whole.

          (t) All federal, state and other tax returns of the Guarantor required by law to be filed have been duly filed. The Guarantor and its subsidiaries have properly expended or paid all necessary federal, state, local and foreign income taxes and franchise taxes and, except as disclosed in the Offering Memorandum, there is no tax deficiency that has been asserted or is threatened against the Guarantor or any of its subsidiaries. The provisions and reserves on the books of the Guarantor in respect of federal, state and other taxes are, in the opinion of the Guarantor, adequate.

          (u) Neither the Guarantor nor the Company is or, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (v) No holder of any security of the Guarantor has any right to require registration of shares of common stock or any other security of the Company in connection with the Offering Memorandum with respect to the Notes except for rights pursuant to the Warrant and Registration Rights Agreement dated as of June 16, 1997 among the Guarantor and the Investors listed therein.

          (w) All indebtedness of the Company and the Guarantor that will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred for proper purposes and in good faith and each of the Company and the Guarantor was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and the sale of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

          (x) Except for publicly disclosed ratings downgrades prior to the date hereof, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or the Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or the Guarantor's retaining any rating assigned to the Company or the Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or the Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company, the Guarantor or any securities of the Company or the Guarantor.

          (y) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (z) When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (aa) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantor or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (bb) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

          (cc) None of the Company, the Guarantor nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Series A Notes or the Guarantees.

          (dd) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (ee) No registration under the Act of the Series A Notes or the Guarantee is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

          (ff) Each certificate signed by any officer of the Company or the Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor to the Initial Purchasers as to the matters covered thereby.

          (gg) The Company, the Guarantor and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

          (hh) The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants the Company and the Guarantor:

          (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b) Such Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act.

          (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (i) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (ii) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (A) to the Guarantor, the Company or any of its subsidiaries, (B) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act,
     (C) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (D) in a transaction meeting the requirements of Rule 144 under the Act, (E) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Guarantees.

          (f) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (g) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

          (h) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United State or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meaning assigned to them in Regulation S."

          (i) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

               Such Initial Purchaser acknowledges that the Company and the Guarantor and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

     8.   INDEMNIFICATION.

          (a) The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or the Guarantor to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to the

     Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver the Offering Memorandum, as then amended or supplemented (so long as the Offering Memorandum and any such amendment or supplement was provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum, as so amended or supplemented.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange
     Act) the Company or the Guarantor, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the indemnifying party's written consent or (ii) effected without the indemnifying party's written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or
     (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Guarantor, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged
          untrue statement or omission or alleged omission.   No person guilty
          of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     9. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or the Guarantor or any securities of the Company or the Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Guarantor, the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company and the Guarantor, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) and stating that each of the Company and the Guarantor has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Moss & Barnett, a professional association ("MOSS & BARNETT"), counsel for the Company and the Guarantor substantially as set forth in Exhibit B. With respect to the opinions to be set forth in Exhibit B, Moss & Barnett may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. In giving the opinions referred to in Exhibit B, Moss & Barnett may (x) assume, as to any matters governed by the laws of New York, that the laws of Minnesota are substantially comparable to the laws of New York (provided such counsel has no reason to believe that such laws are not substantially comparable) and (y) rely on the opinion of the

     Vice President and General Counsel of the Company and Guarantor or of Faegre & Benson, L.L.P., ("Faegre & Benson") counsel to the Company and Guarantor, as to certain specified matters. In lieu of reliance on such opinion of the Vice President and General Counsel, such opinion of the Vice President and General Counsel or of Faegre & Benson may be delivered directly to the Initial Purchasers.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (h) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantor and the Trustee.

          (j) The Company and the Guarantor shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantor.

          (k) Neither the Company nor the Guarantor shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantor, as the case may be, at or prior to the Closing Date.

          (l) The Amendment to the Credit Agreement substantially in the form attached hereto as Exhibit C will have been executed by the Company and the Required Banks as defined therein.

     10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Guarantor, the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date any one or more of the initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchase or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of the Series

A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser, the Company and the Guarantor. If any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

     11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or the Guarantor, to Musicland Group Inc., 10400 Yellow Circle Drive, Minnetonka, MN 55343, Fax: (612) 931-8047, Attention: General Counsel and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantor and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the Guarantor, the officers or directors of the Company or the Guarantor, or any person controlling the Company or the Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and the Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and the Guarantor also agree, jointly and severally, to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantor and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers.

                                       Very truly yours,


                                       THE MUSICLAND GROUP, INC.



                                       By: /s/ Jack W. Eugster
                                           ------------------------------------
                                           Name:   Jack W. Eugster
                                           Title:  CEO, Chairman, and President

                                       MUSICLAND STORES CORPORATION



                                       By: /s/ Jack W. Eugster
                                           ------------------------------------
                                           Name:   Jack W. Eugster
                                           Title:  CEO, Chairman, and President

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY
   SECURITIES LLC


By:  DONALDSON, LUFKIN &
     JENRETTE SECURITIES
     CORPORATION, on behalf of
     the Initial Purchaser


By:  /s/ Ephraim Fields
     --------------------------------
     Name:   Ephraim Fields
     Title:  Vice President

                                                                      SCHEDULE A


     INITIAL PURCHASERS                           PRINCIPAL AMOUNT OF NOTES
     ------------------                           -------------------------
Donaldson, Lufkin & Jenrette
   Securities Corporation                         $         90,000,000

BT Alex. Brown Incorporated                       $         30,000,000

NationsBanc Montgomery
    Securities LLC                                $         30,000,000

                                        Total     $

                                                                       EXHIBIT A


                        FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B


                 FORM OF OPINIONS TO BE DELIVERED BY COMPANY COUNSEL

          (i) each of the Guarantor, the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

          (ii) each of the Guarantor, the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole;

          (iii) this Agreement has been duly and validly authorized, executed and delivered by the Guarantor and the Company and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is a valid and binding agreement of the Guarantor and the Company, except as rights to indemnity and contribution hereunder may be limited by applicable law;

          (iv) all the outstanding shares of capital stock or other securities evidencing equity ownership of the Company by the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Guarantor, free and clear of any security interest, claim, lien or encumbrance other than those created pursuant to the Loan Documents (as defined in the Credit Agreement); to the knowledge of such counsel after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Guarantor except for rights issued pursuant to the Warrant and Registration Rights Agreement dated as of June 16, 1997 among the Guarantor and the Investors listed therein, and options issued pursuant to the Guarantor's stock option plans;

          (v) the Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (vi) the Guarantees have been duly authorized and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (vii) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (viii) such counsel does not know of any legal or governmental proceeding pending or threatened against the Guarantor or the Company or to which the Guarantor or the Company is a party or to which any of the properties of the Guarantor or the Company is subject which is required to be described in the Offering Memorandum and is not so described, or any contract, lease or other document which is required to be described in the Offering Memorandum which is not described as required; the descriptions thereof or references thereto are accurate in all material respects; and each contract, lease or document so described is in full force and effect in accordance with its terms;

          (ix) neither the Guarantor nor the Company is in violation of their respective charter documents or by-laws or, to such counsel's knowledge, in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material indenture, instrument or other agreement material to the conduct of the business of either the Guarantor or the Company to which either the Guarantor or the Company is a party or which binds either the Guarantor or the Company or any of their property;

          (x) the execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees and compliance by the Guarantor or the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter documents or by-laws of either the Guarantor or the Company or, to the knowledge of such counsel, after due inquiry, any agreement, indenture or other instrument material to either the Guarantor or the Company to which either the Guarantor or the Company is a party or which binds either the Guarantor or the Company or any of their property, or to the knowledge of such counsel after due inquiry, (assuming compliance with all applicable state securities and Blue Sky laws in those several states in which the Notes will be offered or sold), violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to either the Guarantor or the Company or to any of their property;

          (xi) all proceedings required in connection with the authorization of the Indenture and the authorization and issuance of the Notes and the Guarantees and the sale of the Notes by the Company and the Guarantor in accordance with the terms of this Agreement have been taken and all authorizations, consents, approvals, licenses or other orders of any regulatory body, administrative agency or other governmental body required for the valid issuance, sale and delivery of the Notes hereunder have been obtained (assuming compliance with all applicable Blue Sky or state securities laws in the several states in which the Notes will be offered or sold);

          (xii) no consents or waivers from the holders of the Guarantor's capital stock or debt securities are required under any agreement, indenture or other instrument to which either the Company or the Guarantor is a party to consummate the transactions contemplated hereby other than such consents and waivers as have been obtained;

          (xiii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (xiv)   the Series B Notes have been duly authorized;

          (xv) the statements under the captions "Certain Federal Income Tax Considerations," "Description of Existing Financing Arrangements," "Description of Notes" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

          (xvi) neither the Guarantor, nor the Company is or, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (xvii) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchaser in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

          (xviii) no registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (A) each Initial Purchaser is a QIB, or a Regulation S Purchaser, (B) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, (C) the accuracy of the representations of the Company and the Guarantor set forth in Sections 6(cc), 6(dd), 6(gg) and 6(hh) of this Agreement.

          (xix) (i) each of the Incorporated Documents (except for financial statements and schedules as to which no opinion need be expressed) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                             CROSS-REFERENCE TARGET LIST

     NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE TARGET PULL-DOWN LIST.

                (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION  TARGET NAME    ARTICLE/SECTION  TARGET NAME    ARTICLE/SECTION  TARGET NAME    ARTICLE/SECTION  TARGET NAME
----------------------------    ----------------------------    ----------------------------    ----------------------------
----------------------------    ----------------------------    ----------------------------    ----------------------------
5(c) . . . . . .off.memo.del
5(e) . . . . .exempt.resales
5(h) . . . . . .series.a.out
5(i) . . . . . .pay.expenses

6(a), 6(b), 6(c) . no.untrue
?. . . . . . .no.mat.adv.chg
6(cc). . . . . . no.dir.sell
?. . . . . . . only.offshore
6(dd). . series.a.not.scheme

7. . . . . ini.purch.rep.war

8. . . . . . . . . . . indem
8(a) . . . . . co.guar.agree
8(b) . . . . ini.purch.agree
8(c) . . . . . . indem.party
8(d) . . . . . indem.unavail
8(d)(i). . . . .appro.propor

9. . . .cond.ini.purch.oblig
9(a) . . . . . .rep.war.true
9(b) . . . . .no.downgrading
9(c) . . . . . . no.pros.chg
9(c)(i). . . . . no.chg.earn
9(c)(ii) . . .no.chg.cap.stk
9(c)(iii). . . . . . no.liab
9(e) . . . . . .co.coun.opin
11(a)(xx). . . .coun.believe

10 . . . . . effect.agt.term